certification

Raymond J. Lucia, Jr., President, and Stephanie Pimentel Holly, Treasurer of the Multi-Strategy Growth & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Multi-Strategy Growth & Income Fund	Multi-Strategy Growth & Income Fund

/s/ Raymond J. Lucia, Jr.	/s/ Stephanie Pimentel Holly
Raymond J. Lucia, Jr.	Stephanie Pimentel Holly
Date: 10/30/15	Date: 10/30/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Multi-Strategy Growth & Income Fund and will be retained by the Multi-Strategy Growth & Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.